Exhibit 4(c)


                        FORM OF SHARED PLEDGE AGREEMENT

          This SHARED PLEDGE AGREEMENT, dated as of May 15, 2003 (together with all amendments, if any, from time to time hereto, this "Agreement") among BLOUNT INTERNATIONAL, INC., a Delaware corporation ("Holdings"), BLOUNT, INC., a Delaware corporation ("Blount, Inc."), each of the Subsidiaries of Blount, Inc. signatory hereto and those additional entities that hereafter become parties hereto by executing the form of Supplement attached hereto as Annex 1 (Holdings, Blount, Inc., and each such Subsidiary, collectively, "Pledgors" and individually, a "Pledgor"), and GENERAL ELECTRIC CAPITAL CORPORATION, as collateral agent (in such capacity, "Collateral Agent") for the holders from time to time of the Secured Obligations (as defined below).

                             W I T N E S S E T H:

          WHEREAS, Holdings, Blount, Inc. and, as applicable, the other Credit Parties are parties to (a) the Credit Agreement, dated as of May 15, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Holdings, Blount, Inc., the other Credit Parties thereto, the Canadian Credit Parties, the several banks and other financial institutions or entities from time to time parties thereto as lenders (the "Lenders"), General Electric Capital Canada Inc., as Canadian Agent, and General Electric Capital Corporation, as Agent, and (b) the Indenture dated as of June 18, 1998 (as amended, restated, supplemented or otherwise modified from time to time, the "Existing Senior Notes Indenture") among Blount, Inc., Holdings and Lasalle National Bank, as Trustee (the "Indenture Trustee"); and

          WHEREAS, pursuant to the provisions of the Existing Senior Notes Indenture as it exists on the date hereof, Blount, Inc. and Holdings may not, and may not permit any of their respective Subsidiaries to, secure the Credit Agreement Obligations with a Mortgage on any Principal Property or any shares of Capital Stock or Debt (as such terms are defined in the Existing Senior Notes Indenture) of Holdings, Blount, Inc. or any of its Subsidiaries without equally and ratably securing the Existing Senior Note Obligations (as defined below); and

          WHEREAS, Pledgors are members of an affiliated group of companies and are engaged in related businesses, and each Pledgor will derive substantial direct and indirect benefit from the extensions of credit made available to Borrowers under the Credit Agreement; and

          WHEREAS, each Pledgor is the record and beneficial owner of the shares of Stock listed next to such Pledgor's name in Part A of Schedule I hereto and the owner of the promissory notes and instruments listed next to such Pledgor's name in Part B of Schedule I hereto;

          WHEREAS, in order to induce Agent and Lenders to make the Loans and to incur the Letter of Credit Obligations as provided for in the Credit Agreement, each Pledgor has agreed to pledge the Pledged Collateral to Agent in accordance herewith;

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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          1. Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. As used in this Agreement, the capitalized terms defined in the recitals hereto shall have the meanings specified therein, and the following terms have the meanings specified below:

          "Bankruptcy Code" means title 11, United States Code, as amended from time to time, and any successor statute thereto.

          "Credit Agreement Obligations" means (i) in the case of each Borrower, Obligations, and (ii) in the case of each US Credit Party, its Guaranteed Obligations as defined in the US Guaranty.

          "Existing Senior Note Obligations" means the obligations (without duplication) of Blount, Inc. and Holdings to pay the principal of, and premium, if any, and interest on, the Existing Senior Notes; provided that the "Existing Senior Note Obligations" shall not in any event include any obligations in respect of debt securities issued under the Existing Senior Notes Indenture after the date hereof.

          "Pledged Collateral" has the meaning assigned to such term in
Section 2 hereof.

          "Pledged Entity" means an issuer of Pledged Shares or Pledged Indebtedness.

          "Pledged Indebtedness" means all now existing or hereafter arising indebtedness for money borrowed of a Subsidiary of Holdings, including the Indebtedness evidenced by promissory notes and instruments listed on Part B of
Schedule I hereto.

          "Pledged Shares" means those shares of Stock listed on Part A of
Schedule I, provided that, with respect to any Stock of any Foreign Subsidiary or a Canadian Subsidiary owned by a Pledgor, "Pledged Shares" shall mean no more than 65% of the voting Stock of such Foreign Subsidiary or a Canadian Subsidiary.

          "Proceeds" means all "proceeds" as such term is defined in the Code and, in any event, shall include, without limitation, all dividends or other income from the Pledged Shares, collections thereon or distributions or payments with respect thereto.

          "Secured Obligations" means, without duplication, (i) the Credit Agreement Obligations and (ii) the Existing Senior Note Obligations; provided that the "Secured Obligations" shall not in any event include any obligations in respect of debt securities issued under the Existing Senior Notes Indenture after the date hereof.

          "Secured Parties" means (i) the Lenders, (ii) the Swing Line Lender,
(iii) the Agent, (iv) the Canadian Agent, (v) the holders of the Existing Senior Notes and (vi) the Indenture Trustee.

          2. Pledge. Each Pledgor hereby pledges to Collateral Agent, and grants to Collateral Agent for itself and the benefit of Secured Parties, a first priority security interest in all of the following (collectively, the "Pledged Collateral"):

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          (a)  the Pledged Shares and the certificates representing the Pledged
Shares, and, subject to Section 7(b) below, all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares; and

          (b) such portion, as provided in Section 6(d) below, of any additional shares of stock of a Pledged Entity from time to time acquired by such Pledgor in any manner (which shares shall be deemed to be part of the Pledged Shares), and the certificates representing such additional shares, and all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Stock; and

          (c) the Pledged Indebtedness and the promissory notes or instruments evidencing the Pledged Indebtedness, and, subject to Section 7(b) below, all interest, cash, instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of the Pledged Indebtedness; and

          (d) all additional Indebtedness arising after the date hereof and owing to such Pledgor and evidenced by promissory notes or other instruments, together with such promissory notes and instruments, and, subject to Section 7(b) below, all interest, cash, instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of that Pledged Indebtedness.

          3. Security for Obligations. This Agreement secures, and the Pledged Collateral is security for, the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise, and performance of all Secured Obligations.

          4. Delivery of Pledged Collateral. All certificates and all promissory notes and instruments evidencing the Pledged Collateral shall be delivered to and held by or on behalf of Collateral Agent, for itself and the benefit of Secured Parties, pursuant hereto. All Pledged Shares shall be duly endorsed in blank or transfer or accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Collateral Agent and all promissory notes or other instruments evidencing the Pledged Indebtedness shall be endorsed (without recourse) in blank by the applicable Pledgor. The pledge of the applicable Pledged Shares (and any related rights as set out in this Agreement) to the Collateral Agent, for itself and the benefit of the Secured Parties shall be recorded by each Pledged Entity on their respective share registers.

          5. Representations and Warranties. Each Pledgor represents and warrants to Collateral Agent that:

          (a) Such Pledgor is, upon payment of the Prior Lender Obligations, and at the time of delivery of the Pledged Shares to Collateral Agent will be, the sole holder of record and the sole beneficial owner of such Pledged Collateral pledged by such Pledgor free and clear of any Lien thereon or affecting the title thereto, except for any Lien created by this Agreement; such Pledgor is and at the time of delivery of the Pledged Indebtedness to Collateral Agent will be, the sole owner of such Pledged


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     Collateral free and clear of any Lien thereon or affecting title thereto, except for any Lien created by this Agreement;

          (b) All of the Pledged Shares have been duly authorized, validly issued and are fully paid and non-assessable; the Pledged Indebtedness has been duly authorized, authenticated or issued and delivered by, and is the legal, valid and binding obligations of, the Pledged Entities, enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and no such Pledged Entity is in default thereunder;

          (c) Such Pledgor has the right and requisite authority to pledge, assign, transfer, deliver, deposit and set over the Pledged Collateral pledged by such Pledgor to Collateral Agent as provided herein;

          (d) None of the Pledged Shares or Pledged Indebtedness has been issued or transferred in violation of the securities registration or qualification, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject;

          (e) All of the Pledged Shares are presently owned by such Pledgor, and are presently represented by the certificates listed on Part A of
     Schedule I hereto. As of the date hereof, there are no existing options, warrants, calls or commitments of any character whatsoever relating to the Pledged Shares;

          (f) No consent, approval, authorization or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required (i) for the pledge and grant of a lien by such Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by such Pledgor, or (ii) for the exercise by Collateral Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally [and except for the approval of the board of directors or shareholders of such Pledged Entity as required under the corporate laws under which such Pledged Entity is incorporated, which approval has been granted];

          (g) The pledge, assignment and delivery of the Pledged Collateral pursuant to this Agreement will create a valid first priority Lien on and a first priority perfected security interest in favor of Collateral Agent for the benefit of Collateral Agent and Secured Parties in the Pledged Collateral and the proceeds thereof, securing the payment of the Secured Obligations, subject to no other Lien;

          (h) This Agreement has been duly authorized, executed and delivered by Pledgor and constitutes a legal, valid and binding obligation of Pledgor enforceable against Pledgor in accordance with its terms;

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          (i) The Pledged Shares constitute the percentage of the issued and outstanding shares of Stock of each Pledged Entity as set forth on Part A of Schedule I;

          (j) Except as disclosed on Part B of Schedule I, none of the Pledged Indebtedness is subordinated in right of payment to other Indebtedness (except for the Secured Obligations) or subject to the terms of an indenture; and

          (k) [Blount, Inc., the managing member of BI, L.L.C., a Delaware limited liability company ("BI L.L.C."), (i) unconditionally consents to the Transfer (as defined in the Operating Agreement of BI, L.L.C. effective as of March 1, 1997, the "Operating Agreement") of all of the membership interests in BI, L.L.C. (the "Membership Interests") to Collateral Agent pursuant to this Agreement and (ii) unconditionally consents to any subsequent Transfer of the Membership Interests by Collateral Agent pursuant to this Agreement. Each Member (as defined in the Operating Agreement) agrees (w) that notwithstanding anything to the contrary under the Operating Agreement (including, without limitation, Article IX), any Transfer pursuant to clause (i) and (ii) in the preceding sentence shall not be subject to any of the terms and conditions of the Operating Agreement, (x) that any such Transfer shall be given full force and effect for the purposes of the Operating Agreement, (y) to waive any "right of first refusal" which may arise pursuant to Section 11.5 of the Operating Agreement and (z) that this
     Section 5(k) shall constitute an amendment to and waiver of the Operating Agreement to the extent provided herein, and such amendment and waiver shall continue in full force and effect for the term of this Agreement.]

          The representations and warranties set forth in this Section 5 shall survive the execution and delivery of this Agreement.

          6. Covenants. Each Pledgor covenants and agrees that until the Termination Date:

          (a) Without the prior written consent of Collateral Agent, such Pledgor will not sell, assign, transfer, exchange, pledge, or otherwise encumber any of its rights in or to the Pledged Collateral, or any unpaid dividends, interest or other distributions or payments with respect to the Pledged Collateral or grant a Lien in the Pledged Collateral, unless otherwise expressly permitted by the Credit Agreement and as set forth in this Agreement;

          (b) Such Pledgor will, at its expense, promptly execute, acknowledge and deliver all such instruments and take all such actions as Collateral Agent from time to time may request in order to ensure to Collateral Agent and Secured Parties the benefits of the Liens in and to the Pledged Collateral intended to be created by this Agreement, including the filing of any necessary Uniform Commercial Code ("UCC") financing statements or similar statements under appropriate laws, which may be filed by Collateral Agent with or (to the extent permitted by law) without the signature of such Pledgor, and will cooperate with Collateral Agent, at such Pledgor's expense, in obtaining all necessary approvals and making all necessary filings under federal (domestic or foreign), state, provincial, local or foreign law in connection with such Liens or any sale or transfer

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     of the Pledged Collateral and such Pledgor also hereby ratifies its authorization for Collateral Agent to have filed in any jurisdiction any financing statements or amendments thereto if filed prior to the date hereof;

          (c) Such Pledgor has and will defend the title to the Pledged Collateral and the Liens of Collateral Agent in the Pledged Collateral against the claim of any Person and will maintain and preserve such Liens; and

          (d) Such Pledgor will, upon obtaining ownership of any additional Stock or promissory notes or instruments of a Pledged Entity or Stock or promissory notes or instruments otherwise required to be pledged to Collateral Agent pursuant to any of the Loan Documents, which Stock, notes or instruments are not already Pledged Collateral, promptly (and in any event within three (3) Business Days) deliver to Collateral Agent a Pledge Amendment, duly executed by the applicable Pledgor, in substantially the form of Schedule II hereto (a "Pledge Amendment") in respect of any such additional Stock(or, in the case of Stock of a Foreign Subsidiary or a Canadian Subsidiary, 65% of such Stock), notes or instruments, pursuant to which such Pledgor shall pledge to Collateral Agent all of such additional Stock, notes and instruments. Each Pledgor hereby authorizes Collateral Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Shares and Pledged Indebtedness listed on any Pledge Amendment delivered to Collateral Agent shall for all purposes hereunder be considered Pledged Collateral.

          7. Pledgors' Rights. As long as no Default or Event of Default shall have occurred and be continuing and until written notice shall be given to Pledgors in accordance with Section 8(a) hereof:

          (a) Pledgors shall have the right, from time to time, to vote and give consents with respect to the Pledged Collateral, or any part thereof for all purposes not inconsistent with the provisions of this Agreement, the Credit Agreement or any other Loan Document; provided, however, that no vote shall be cast, and no consent shall be given or action taken, which would have the effect of impairing the position or interest of Collateral Agent in respect of the Pledged Collateral or which would authorize, effect or consent to (unless and to the extent expressly permitted by the Credit Agreement):

                    (i) the dissolution or liquidation, in whole or in part, of a Pledged Entity;

                    (ii) the consolidation, merger or amalgamation of a Pledged Entity with any other Person;

                    (iii) the sale, disposition or encumbrance of all or substantially all of the assets of a Pledged Entity, except for Liens in favor of Collateral Agent;

                    (iv) any change in the authorized number of shares, the stated capital or the authorized share capital of a Pledged Entity or the issuance of any additional shares of its Stock; or

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                    (v) the alteration of the voting rights with respect to
the Stock of a Pledged Entity; and

               (b) (i) Pledgors shall be entitled, from time to time, to collect and receive for their own use all cash dividends and interest paid in respect of the Pledged Shares and Pledged Indebtedness to the extent not in violation of the Credit Agreement other than any and all: (A) dividends and interest paid or payable other than in cash in respect of any Pledged Collateral, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral; (B) dividends and other distributions paid or payable in cash in respect of any Pledged Shares in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in capital of a Pledged Entity; and (C) cash paid, payable or otherwise distributed, in respect of principal of, or in redemption of, or in exchange for, any Pledged Collateral; provided, however, that until actually paid all rights to such distributions shall remain subject to the Lien created by this Agreement; and

               (ii) all dividends and interest (other than such cash dividends and interest as are permitted to be paid to any Pledgor in accordance with
Section 7(b)(i) above) and all other distributions in respect of any of the Pledged Shares or Pledged Indebtedness, whenever paid or made, shall be delivered to Collateral Agent to hold as Pledged Collateral and shall, if received by any Pledgor, be received in trust for the benefit of Collateral Agent, be segregated from the other property or funds of such Pledgor, and be forthwith delivered to Collateral Agent as Pledged Collateral in the same form as so received (with any necessary indorsement).

          8. Defaults and Remedies; Proxy.

          (a) Upon the occurrence of an Event of Default and during the continuation of such Event of Default, and concurrently with written notice to Pledgors, Collateral Agent (personally or through an agent) is hereby authorized and empowered to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon, to sell, subject to applicable securities laws in one or more sales after ten (10) days' notice of the time and place of any public sale or of the time at which a private sale is to take place (which notice each Pledgor agrees is commercially reasonable) the whole or any part of the Pledged Collateral and to otherwise act with respect to the Pledged Collateral as though Collateral Agent was the outright owner thereof. Any sale shall be made at a public or private sale at Collateral Agent's place of business, or at any place to be named in the notice of sale, either for cash or upon credit or for future delivery at such price as Collateral Agent may deem fair, and Collateral Agent may be the purchaser of the whole or any part of the Pledged Collateral so sold and hold the same thereafter in its own right free from any claim of any Pledgor or any right of redemption. Each sale shall be made to the highest bidder, but Collateral Agent reserves the right to reject any and all bids at such sale which, in its discretion, it shall deem inadequate. Demands of performance, except as otherwise herein specifically provided for, notices of sale, advertisements and the presence of property at sale are hereby waived and any sale hereunder may be conducted by an auctioneer or any officer or agent of Collateral Agent. EACH PLEDGOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS COLLATERAL AGENT AS THE PROXY AND ATTORNEY-IN-FACT OF SUCH PLEDGOR WITH RESPECT TO THE PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE THE PLEDGED SHARES, WITH FULL POWER OF SUBSTITUTION TO DO SO. THE APPOINTMENT OF COLLATERAL AGENT AS PROXY AND ATTORNEY-IN-FACT IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE TERMINATION DATE. IN ADDITION TO THE RIGHT TO VOTE THE PLEDGED SHARES, THE APPOINTMENT OF COLLATERAL AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF THE PLEDGED SHARES WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY PLEDGED SHARES ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF THE PLEDGED SHARES OR ANY OFFICER OR COLLATERAL AGENT THEREOF), UPON THE OCCURRENCE OF AN EVENT OF DEFAULT. NOTWITHSTANDING THE FOREGOING, COLLATERAL AGENT SHALL NOT HAVE ANY DUTY TO EXERCISE ANY SUCH RIGHT OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO.

          (b) If, at the original time or times appointed for the sale of the whole or any part of the Pledged Collateral, the highest bid, if there be but one sale, shall be inadequate to discharge in full all the Secured Obligations, or if the Pledged Collateral be offered for sale in lots, if at any of such sales, the highest bid for the lot offered for sale would indicate to Collateral Agent, in its discretion, that the proceeds of the sales of the whole of the Pledged Collateral would be unlikely to be sufficient to discharge all the Secured Obligations, Collateral Agent may, on one or more occasions and in its discretion, postpone any of said sales by public announcement at the time of sale or the time of previous postponement of sale, and no other notice of such postponement or postponements of sale need be given, any other notice being hereby waived; provided, however, that any sale or sales made after such postponement shall be after ten (10) days' notice to Pledgors.

          (c) If, at any time when Collateral Agent in its sole discretion determines, following the occurrence and during the continuance of an Event of Default, that, in connection with any actual or contemplated exercise of its rights (when permitted under this Section 8) to sell the whole or any part of the Pledged Shares hereunder, it is necessary or advisable to effect a public registration of all or part of the Pledged Collateral pursuant to the Securities Act of 1933, as amended (or any similar statute then in effect including similar statutes or laws in any other applicable jurisdiction) (the "Act"), the applicable Pledgor shall, in an expeditious manner, cause the Pledged Entities to:

               (i) Prepare and file with the Securities and Exchange Commission or any other applicable securities regulatory authority (the "Commission") a registration statement with respect to the Pledged Shares and in good faith use commercially reasonable efforts to cause such registration statement or propectus to become and remain effective;

               (ii) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Act with respect to the sale or other disposition of the Pledged Shares covered by such registration statement or propectus whenever Collateral Agent shall desire to sell or otherwise dispose of the Pledged Shares;

               (iii) Furnish to Collateral Agent such numbers of copies of a prospectus and a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as Collateral Agent may request in order to facilitate the public sale or other disposition of the Pledged Shares by Collateral Agent;

               (iv) Use commercially reasonable efforts to register or qualify the Pledged Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico (or other applicable jurisdiction) as Collateral Agent shall request, and do such other reasonable acts and things as may be required of it to enable Collateral Agent to consummate the public sale or other disposition in such jurisdictions of the Pledged Shares by Collateral Agent;

               (v) Furnish, at the request of Collateral Agent, on the date that shares of the Pledged Collateral are delivered to the underwriters for sale pursuant to such registration or qualification or, if the security is not being sold through underwriters, on the date that the registration statement with respect to such Pledged Shares becomes effective, (A) an opinion, dated such date, of the independent counsel representing such registrant for the purposes of such registration, addressed to the underwriters, if any, and in the event the Pledged Shares are not being sold through underwriters, then to Collateral Agent, in customary form and covering matters of the type customarily covered in such legal opinions; and (B) a comfort letter, dated such date, from the independent certified public accountants of such registrant, addressed to the underwriters, if any, and in the event the Pledged Shares are not being sold through underwriters, then to Collateral Agent, in a customary form and covering matters of the type customarily covered by such comfort letters and as the underwriters or Collateral Agent shall reasonably request. The opinion of counsel referred to above shall additionally cover such other legal matters with respect to the registration or qualification in respect of which such opinion is being given as Collateral Agent may reasonably request. The letter referred to above from the independent certified public accountants shall additionally cover such other financial matters (including information as to the period ending not more than five (5) Business Days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as Collateral Agent may reasonably request; and

               (vi) Otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable but not later than eighteen (18) months after the effective date of the registration statement, an earnings statement covering the period of at least twelve (12) months beginning with the first full month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of
          Section 11(a) of the Act.

          (d) All expenses incurred in complying with Section 8(c) hereof, including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), printing expenses, fees and disbursements of counsel for the registrant, the fees and expenses of counsel for Collateral Agent, expenses of the independent certified public accountants (including any special audits incident to or required by any such registration) and expenses of complying with the securities or blue sky laws or any jurisdictions, shall be paid by the applicable Pledgor.

          (e) If, at any time when Collateral Agent shall determine to exercise its right to sell the whole or any part of the Pledged Collateral hereunder, such Pledged Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Act, Collateral Agent may, in its discretion (subject only to applicable requirements of law), sell such Pledged Collateral or part thereof by private sale in such manner and under such circumstances as Collateral Agent may deem necessary or advisable, but subject to the other requirements of this Section 8, and shall not be required to effect such registration or qualification or to cause the same to be effected. Without limiting the generality of the foregoing, in any such event, Collateral Agent in its discretion (x) may, in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement or prospectus for the purpose of registering or qualifying such Pledged Collateral or part thereof could be or shall have been filed under said Act (or similar statute), (y) may approach and negotiate with a single possible purchaser to effect such sale, and (z) may restrict such sale to a purchaser who is an accredited investor under the Act and who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Pledged Collateral or any part thereof. In addition to a private sale as provided above in this Section 8, if any of the Pledged Collateral shall not be freely distributable to the public without registration or qualification under the Act (or similar statute) at the time of any proposed sale pursuant to this Section 8, then Collateral Agent shall not be required to effect such registration or cause the same to be effected but, in its discretion (subject only to applicable requirements of law), may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions:

             (i) as to the financial sophistication and ability of any Person permitted to bid or purchase at any such sale;

             (ii) as to the content of legends to be placed upon any certificates representing the Pledged Collateral sold in such sale, including restrictions on future transfer thereof;

             (iii) as to the representations required to be made by each Person bidding or purchasing at such sale relating to that Person's access to financial information about any Pledged Entity and such Person's intentions as to the holding of the Pledged Collateral so sold for investment for its own account and not with a view to the distribution thereof; and

             (iv) as to such other matters as Collateral Agent may, in its discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors' rights and the Act and all applicable state or provincial securities laws.

          (f) Each Pledgor recognizes that Collateral Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (e) above. Each Pledgor also acknowledges that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the Pledged Entity to register such securities for public sale under the Act, or under applicable state securities laws or any other applicable requirement or law, even if any Pledgor and the Pledged Entity would agree to do so.

          (g) Each Pledgor agrees to the maximum extent permitted by applicable law that following the occurrence and during the continuance of an Event of Default it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale of the whole or any part of the Pledged Collateral or the possession thereof by any purchaser at any sale hereunder, and each Pledgor waives the benefit of all such laws to the extent it lawfully may do so. Each Pledgor agrees that it will not interfere with any right, power and remedy of Collateral Agent provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by Collateral Agent of any one or more of such rights, powers or remedies. No failure or delay on the part of Collateral Agent to exercise any such right, power or remedy and no notice or demand which may be given to or made upon any Pledgor by Collateral Agent with respect to any such remedies shall operate as a waiver thereof, or limit or impair Collateral Agent's right to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice its rights as against such Pledgor in any respect.

          (h) Each Pledgor further agrees that a breach of any of the covenants contained in this Section 8 will cause irreparable injury to Collateral Agent, that Collateral Agent shall have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 8 shall be specifically enforceable against such Pledgor, and each Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that the Secured Obligations are not then due and payable in accordance with the agreements and instruments governing and evidencing such obligations.

          (i) Collateral Agent shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, in the manner set forth in the Collateral Agency Agreement; provided, however, that if the Collateral Agency Agreement shall not be in effect, such proceeds and cash shall be applied in the manner set forth in the Credit Agreement.

          9. Financing Statements. No Pledgor shall terminate, amend or file a correction statement with respect to any UCC financing statement filed pursuant to this Agreement without Collateral Agent's prior written consent.

          10. Waiver. No delay on Collateral Agent's part in exercising any power of sale, Lien, option or other right hereunder, and no notice or demand which may be given to or made upon any Pledgor by Collateral Agent with respect to any power of sale, Lien, option or other right hereunder, shall constitute a waiver thereof, or limit or impair Collateral Agent's right to take any action or to exercise any power of sale, Lien, option, or any other right hereunder, without notice or demand, or prejudice Collateral Agent's rights as against such Pledgor in any respect.

          11. Intentionally Omitted.

          12. Termination. This Agreement and the Liens created hereby (a) shall cease to be effective with respect to the Existing Senior Note Obligations on the earlier of the date (i) on which all of the Existing Senior Note Obligations shall have been paid in full, (ii) that is 10 days after the provisions of the Existing Senior Notes Indenture that require equal and ratable sharing shall be held by a court of competent jurisdiction to be invalid and (iii) on the Termination Date and (b) shall cease to be effective with respect to the Credit Agreement Obligations on the Termination Date. Immediately following the Termination Date, Collateral Agent shall deliver to each Pledgor the Pledged Collateral pledged by such Pledgors at the time subject to this Agreement and all instruments of assignment executed in connection therewith, free and clear of the Liens hereof and, except as otherwise provided herein, all of such Pledgor's obligations hereunder shall at such time terminate.

          13. Lien Absolute. All rights of Collateral Agent hereunder, and all obligations of Pledgors hereunder, shall be absolute and unconditional irrespective of:

          (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document or any other agreement or instrument governing or evidencing any Secured Obligations;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument governing or evidencing any Secured Obligations;

          (c) any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;

          (d) the insolvency of any Credit Party; or

          (e) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Pledgor.

          14. Release. Each Pledgor consents and agrees that Collateral Agent may at any time, or from time to time, in its discretion:

          (a) renew, extend or change the time of payment, and/or the manner, place or terms of payment of all or any part of the Secured Obligations; and

          (b) exchange, release and/or surrender all or any of the Collateral (including the Pledged Collateral), or any part thereof, by whomsoever deposited, which is now or may hereafter be held by Collateral Agent in connection with all or any of the Secured Obligations; all in such manner and upon such terms as Collateral Agent may deem proper, and without notice to or further assent from such Pledgor, it being hereby agreed that each Pledgor shall be and remain bound upon this Agreement, irrespective of the value or condition of any of the Collateral, and notwithstanding any such change, exchange, settlement, compromise, surrender, release, renewal or extension, and notwithstanding also that the Secured Obligations may, at any time, exceed the aggregate principal amount thereof set forth in the Credit Agreement, or any other agreement governing any Secured Obligations. Each Pledgor hereby waives notice of acceptance of this Agreement, and also presentment, demand, protest and notice of dishonor of any and all of the Secured Obligations, and promptness in commencing suit against any party hereto or liable hereon, and in giving any notice to or of making any claim or demand hereunder upon such Pledgor. No act or omission of any kind on Collateral Agent's part shall in any event affect or impair this Agreement.

          15. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Pledgor or any Pledged Entity for liquidation or reorganization, should any Pledgor or any Pledged Entity become insolvent or make an assignment for the benefit of creditors or should a receiver, interim receiver, receiver and manager or trustee be appointed for all or any significant part of any Pledgor's or a Pledged Entity's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

          16. Miscellaneous.

          (a) Collateral Agent may execute any of its duties hereunder by or through agents or employees and shall be entitled to advice of counsel concerning all matters pertaining to its duties hereunder.

          (b) Each Pledgor agrees to promptly reimburse Collateral Agent for actual out-of-pocket expenses, including, without limitation, reasonable counsel fees, incurred by Collateral Agent in connection with the administration and enforcement of this Agreement.

          (c) Neither Collateral Agent, nor any of its respective officers, directors, employees, agents or counsel shall be liable for any action lawfully taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

          (d) THIS AGREEMENT SHALL BE BINDING UPON EACH PLEDGOR AND ITS RESPECTIVE SUCCESSORS AND ASSIGNS (INCLUDING A DEBTOR-IN-POSSESSION ON BEHALF OF SUCH PLEDGOR), AND SHALL INURE TO THE BENEFIT OF, AND BE ENFORCEABLE BY, COLLATERAL AGENT AND ITS SUCCESSORS AND ASSIGNS, AND SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE, AND NONE OF THE TERMS OR PROVISIONS OF THIS AGREEMENT MAY BE WAIVED, ALTERED, MODIFIED OR AMENDED EXCEPT IN WRITING DULY SIGNED FOR AND ON BEHALF OF COLLATERAL AGENT AND PLEDGOR.

          17. Severability. If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or effect those portions of this Agreement which are valid.

          18. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other a communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person or sent by registered or certified mail, return receipt requested, with proper postage prepaid, or by facsimile transmission and confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided herein:

          (a) If to any Pledgor, to Blount, Inc. at its address at: 4409 S.E. International Way, Portland, Oregon 97222, Attention: General Counsel and Chief Financial Officer, or at such other address as shall be designated by it in a written notice to Collateral Agent.

          (b) If to Collateral Agent, to it at its address at: 1100 Abernathy Road, Suite 900, Atlanta, Georgia 30328, Attention: Blount, Inc. Account Manager, with a copy to General Electric Capital Corporation, 201 High Ridge Road, Stamford, Connecticut 06927, Attention: Corporate Counsel - Commercial Finance, with a copy to Paul, Hastings, Janofsky & Walker LLP, 600 Peachtree Street, N.E., Suite 2400, Atlanta, GA 30308-2222,
     Attention: Jesse H. Austin III, Esq., or at such other address as shall be designated by it in a written notice to Blount, Inc. and the Secured Parties.

The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly served, given or delivered (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 18, (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid, or (d) when delivered, if hand-delivered by messenger. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

          19. Section Titles. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

          20. Counterparts. This Agreement may be executed in any number of counterparts, which shall, collectively and separately, constitute one agreement. This Agreement may be authenticated by manual signature, facsimile or, if approved in writing by Agent, electronic means, all of which shall be equally valid.

          21. Benefit of Secured Parties. All security interests granted or contemplated hereby shall be for the benefit of Collateral Agent and its successors and assigns and Secured Parties, and all proceeds or payments realized from the Pledged Collateral in accordance herewith shall be applied to the Secured Obligations as set forth in Section 8(i) of this Agreement.

          22. Additional Pledgors. Pursuant to Section 5.13 of the Credit Agreement, the Credit Parties may create wholly owned direct or indirect Subsidiaries after the Closing Date (as defined in the Credit Agreement) so long as at the time of the formation of any such direct or indirect Subsidiary of any Credit Party, Credit Parties, or any of them, as appropriate, shall cause such new United States domestic Subsidiary, to enter into this Agreement by executing and delivering in favor of Collateral Agent an instrument in the form of Annex 1 attached hereto. Upon the execution and delivery of Annex 1 by such new United States domestic Subsidiary, such domestic Subsidiary shall become a Pledgor hereunder with the same force and effect as if originally named as a Pledgor herein. The execution and delivery of any instrument adding an additional Pledgor as a party to this Agreement shall not require the consent of any Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Pledgor hereunder.

                           [signature page follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

PLEDGORS:                    BLOUNT INTERNATIONAL, INC.


                             By:
                                  -----------------------------------
                             Name:
                                   ----------------------------------
                             Title:
                                   ----------------------------------


                             BLOUNT, INC.

                             By:
                                  -----------------------------------
                             Name:
                                   ----------------------------------
                             Title:
                                   ----------------------------------


                             FABTEK CORPORATION

                             By:
                                  -----------------------------------
                             Name:
                                   ----------------------------------
                             Title:
                                   ----------------------------------


                             GEAR PRODUCTS, INC.

                             By:
                                  -----------------------------------
                             Name:
                                   ----------------------------------
                             Title:
                                   ----------------------------------


                             DIXON INDUSTRIES, INC.

                             By:
                                  -----------------------------------
                             Name:
                                   ----------------------------------
                             Title:
                                   ----------------------------------


                             FREDERICK MANUFACTURING CORPORATION

                             By:
                                  -----------------------------------
                             Name:
                                   ----------------------------------
                             Title:
                                   ----------------------------------

                             WINDSOR FORESTRY TOOLS LLC
                             By: Blount, Inc., its sole member

                             By:
                                  -----------------------------------
                             Name:
                                   ----------------------------------
                             Title:
                                   ----------------------------------


                             4520 CORP., INC.

                             By:
                                  -----------------------------------
                             Name:
                                   ----------------------------------
                             Title:
                                   ----------------------------------


                             OMARK PROPERTIES, INC.

                             By:
                                  -----------------------------------
                             Name:
                                   ----------------------------------
                             Title:
                                   ----------------------------------


                             BI, L.L.C.
                             By: Blount, Inc., its managing member

                             By:
                                  -----------------------------------
                             Name:
                                   ----------------------------------
                             Title:
                                   ----------------------------------



COLLATERAL AGENT:            GENERAL ELECTRIC CAPITAL
                             CORPORATION



                             By:
                                  -----------------------------------
                             Name:
                                   ----------------------------------
                                   Its Duly Authorized Signatory

                                    ANNEX 1

                 FORM OF SUPPLEMENT TO SHARED PLEDGE AGREEMENT

     Supplement No. (this "Supplement") dated as of __________, 20__ the Shared Pledge Agreement dated as of May 15, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the "Shared Pledge Agreement") by and among BLOUNT INTERNATIONAL, INC., a Delaware corporation ("Holdings"), BLOUNT, INC., a Delaware corporation ("Blount, Inc."), each of the Subsidiaries of Blount, Inc. signatory thereto and those additional entities that thereafter become parties thereto (Holdings, Blount, Inc., each such Subsidiary, collectively, "Pledgors" and individually, a "Pledgor"), and GENERAL ELECTRIC CAPITAL CORPORATION, as collateral agent (in such capacity, "Collateral Agent") for the holders from time to time of the Secured Obligations (as defined below).

                                  WITNESSETH:

     WHEREAS, pursuant to that certain Credit Agreement dated as of May 15, 2003 by and among Blount, Inc., a Delaware corporation, the other Credit Parties (as defined in the Credit Agreement) signatory thereto, Agent, Canadian Agent and the other Persons signatory thereto from time to time as lenders ("Lenders") (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"), US Lenders have agreed to make the Loans (as defined in the Credit Agreement) to, and to incur Letter of Credit Obligations (as defined in the Credit Agreement) on behalf of US Borrowers (as defined in the Credit Agreement), and Canadian Lenders have agreed to make Loans to Canadian Borrowers;

     WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Shared Pledge Agreement; and

     WHEREAS, in order to induce Agent and Lenders to make the Loans and to incur the Letter of Credit Obligations as provided for in the Credit Agreement, each Pledgor has agreed to pledge the Pledged Collateral to Agent in accordance herewith;

     WHEREAS, pursuant to provisions of Section 5.13 of the Credit Agreement, Credit Parties may create new wholly owned direct or indirect Subsidiaries after the Closing Date so long as at the time of the formation of any such direct or indirect Subsidiary of any Credit Party, Credit Parties, or any of them, as appropriate, shall cause such new United States domestic Subsidiary to provide to Collateral Agent a supplement to the Shared Pledge Agreement, and such other security documents reasonably requested by Collateral Agent in its discretion and the execution of the Shared Pledge Agreement by the undersigned new Pledgor or Pledgors (collectively, "New Pledgors") may be accomplished by the execution of this Supplement in favor of Collateral Agent;

     NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. In accordance with Section 22 of the Shared Pledge Agreement, New Pledgor, by its signature below, becomes a "Pledgor" under the Shared Pledge Agreement with the same force and effect as if originally named therein as a "Pledgor" and New Pledgor hereby (a) agrees to all of the terms and provisions of the Shared Pledge Agreement applicable to it as a "Pledgor" thereunder and
(b) represents and warrants that the representations and warranties made by it as a "Pledgor" thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, New Pledgor, as security for, the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise, and performance of all Secured Obligations (as defined in the Shared Pledge Agreement), does hereby pledge to Collateral Agent, for itself and the benefit of Secured Parties, a first priority security interest in all the shares of Stock (hereafter collectively referred to as "Pledged Shares"), of any Subsidiary or any now existing or hereafter arising indebtedness for money borrowed (hereafter collectively referred to as "Pledged Indebtedness") of New Pledgor listed on Exhibit A attached hereto and any Pledged Shares of any Subsidiary or any Pledged Indebtedness of the New Pledgor obtained in the future and, if applicable, the certificates representing all such Pledged Shares (together with undated powers endorsed in blank). Exhibit A attached hereto supplements Part A and Part B of Schedule I to the Shared Pledge Agreement and shall be deemed a part thereof for all purposes of the Shared Pledge Agreement. Each reference to a "Pledgor" in the Shared Pledge Agreement shall be deemed to include the New Pledgor. The Shared Pledge Agreement is incorporated herein by reference.

     2. New Pledgor represents and warrants to the Collateral Agent and to Secured Parties that this Supplement has been duly executed and delivered by New Pledgor and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

     3. This Supplement may be executed in any number of counterparts, each of which shall collectively and separately constitute one and the same agreement. This Supplement may be authenticated by manual signature, facsimile or, if approved in writing by Collateral Agent, electronic means, all of which shall be equally valid.

     4. Except as expressly supplemented hereby, the Shared Pledge Agreement shall remain in full force and effect.

     5. THIS AGREEMENT SHALL BE BINDING UPON EACH PLEDGOR AND ITS RESPECTIVE SUCCESSORS AND ASSIGNS (INCLUDING A DEBTOR-IN-POSSESSION ON BEHALF OF SUCH PLEDGOR), AND SHALL INURE TO THE BENEFIT OF, AND BE ENFORCEABLE BY, COLLATERAL AGENT AND ITS SUCCESSORS AND ASSIGNS, AND SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE, AND NONE OF THE TERMS OR PROVISIONS OF THIS AGREEMENT MAY BE WAIVED, ALTERED, MODIFIED OR AMENDED EXCEPT IN WRITING DULY SIGNED FOR AND ON BEHALF OF COLLATERAL AGENT AND PLEDGOR.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, New Pledgor and Collateral Agent have duly executed this Supplement to the Shared Pledge Agreement as of the day and year first above written.


NEW PLEDGOR:                    [Name of New Pledgor]




                                By:___________________________
Address:____________________    Name:_________________________
        ____________________    Title:________________________
        ____________________


COLLATERAL  AGENT:              GENERAL ELECTRIC CAPITAL
                                CORPORATION


                                By:__________________________
                                Name:________________________
                                Title: Duly Authorized Signatory

                                   EXHIBIT A

                             PLEDGED SUBSIDIARIES




                                                                                               Percentage of
                                               Class             Certificate    Number of      Outstanding
Pledgor                  Pledged Entity        of Stock          Number(s)      Shares         Shares/Units





                                               Initial
                                               Principal
Pledgor                  Pledged Entity        Amount            Issue Date     Maturity Date  Interest Rate



